EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-75093, 333-10739, 333-79163 and 333-104745) of Integra Bank Corporation of our report dated March 10, 2006 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
March 12, 2008